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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors
CellStar Corporation:

We consent to incorporation by reference in the registration statements on Form S-8 (Nos. 33-87754 and 333-23381) and Form S-3 (No. 333-41753) of CellStar
Corporation of our report dated January 13, 1998, relating to the consolidated balance sheets of CellStar Corporation and subsidiaries as of November 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended November 30, 1997, and the related schedule, which report appears in the November 30, 1997 annual report on Form 10-K of CellStar Corporation.


                                              /s/ KPMG Peat Marwick LLP



Dallas, Texas
February 27, 1998